UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2006

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bay Banks of Virginia, Inc. (OTCBB: BAYK, the “Company”), parent company of Bank of Lancaster and Bay Trust Company (the “Trust Company”), announced the appointment of Robert J. Wittman to its Board of Directors, effective following the Board’s February 22, 2006 meeting. Mr. Wittman is filling the remainder of the term of Thomas A. Gosse, whose retirement took effect at the conclusion of the meeting on February 22, 2006. Mr. Wittman will continue to serve on the Board of Directors of Bank of Lancaster. He will also continue to serve as Chairman of both the bank’s Planning Committee and the Westmoreland Community Reinvestment Advisory Board, and as Vice Chairman of the Loan Committee. Additionally, Mr. Wittman serves on the bank’s Asset Liability and Nominating Committees. Mr. Wittman is a member of the Virginia House of Delegates representing the 99th District.

Item 8.01. Other Events.

On February 22, 2006, the Board of Directors of the Company declared a first quarter, 2006, dividend of 16 cents per share payable on March 31, 2006, to shareholders of record as of March 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and CEO

February 24, 2006

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